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                           SECURITIES & EXCHANGE COMMISSION
                                   Washington, D.C.


                                       FORM 8-K



                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

                       THE SECURITIES AND EXCHANGE ACT OF 1934




         Date of Report (Date of Earliest Event Reported):  November 19, 1997






                                 AEP INDUSTRIES INC.
                (Exact Name of Registrant as Specified in its Charter)




        DELAWARE                    0-14450                22-1916107
(State of Other Jurisdiction           (Commission           (I.R.S. Employer
     of Incorporation)             File Number)       Identification Number)



    125 Phillips Avenue, South Hackensack, New Jersey        07606
    (Address of Principal Executive Offices)               (Zip Code)



    (Registrant's Telephone Number, Including Area Code)   (201) 641-6600

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ITEM 5.  OTHER EVENTS.

    On November 19, 1997, Registrant sold in a private placement $200,000,000 of 9.875% Senior Subordinated Notes due 2007 at an issue price of 99.224% resulting in an effective yield of 10%. The discount to the initial purchasers was 2.75%, resulting in proceeds to the Company of $192,948,000. The initial purchasers were J.P. Morgan Securities Inc., Morgan Stanley & Co., Incoporated and Salomon Brothers Inc. The net proceeds of the sale were used to repay a portion of indebtedness outstanding under Registrant's existing Credit Agreement.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (c)  Exhibits.

         The Exhibits listed below are filed as a part of this report:

         1. Purchase Agreement, dated November 14, 1997, among Registrant and J.P. Morgan Securities, Inc., Morgan Stanley & Co. Incorporated and Salomon Brothers Inc.

         2. Registration Rights Agreement, dated as of November 19, 1997, among Registrant and J.P. Morgan Securities, Inc., Morgan Stanley & Co. Incorporated and Salomon Brothers Inc.

         3. Indenture, dated as of November 19, 1997, between the Registrant and The Bank of New York, as Trustee.

         4.   Specimen form of Note (included as Exhibit A to Exhibit 3 above).





                                      SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AEP INDUSTRIES INC.
                                          (Registrant)



Dated:  November 25, 1997              /s/  Lawrence R. Noll
                                       ----------------------------------------
                                       Lawrence R. Noll
                                       Vice President, Controller and Secretary




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